Exhibit 99.1

FOR IMMEDIATE RELEASE

MYR GROUP ANNOUNCES RESULTS OF CAPITAL ALLOCATION REVIEW

Board Approves $75 Million Increase to Share Repurchase Program and Implementation of New Financing Strategies to Support a Significant Portion of its Future Equipment Needs

Company Provides Update on Engine Capital, Including MYR Group’s Offer to Add New Independent Director to the Board

Rolling Meadows, Ill., February 10, 2016 – MYR Group Inc. (“MYR Group” or the “Company”) (NASDAQ:MYRG), a leading specialty contractor serving the electrical infrastructure market in the United States and Canada, today announced that its Board of Directors has authorized an increase to its existing share repurchase program from $67.5 million to $142.5 million. In addition to increasing the size of the program, the MYR Group Board has approved provisions designed to accelerate the pace of share repurchases, increase flexibility for repurchases by raising per share pricing thresholds, and has extended the program through April 30, 2017. As part of the capital review, the Board has also approved new financing strategies to support the Company’s equipment needs.

The MYR Group Board regularly reviews the Company’s business and capital allocation to ensure MYR Group is best positioned for growth and value creation. The decision to increase the size and pace of the Company’s share repurchase authorization and implement new financing strategies follows such review conducted by the Board with the assistance of outside financial advisors as well as discussions with MYR Group shareholders.

Bill Koertner, MYR Group’s President and CEO, said, “We are committed to driving value for all MYR Group shareholders and directing capital to investments that generate the greatest returns. Today’s announcement reflects the Board’s confidence in the Company’s long-term strategy and our belief that MYR Group’s stock at current levels represents an attractive investment opportunity. In addition, we believe we can achieve significant benefits for the Company and its shareholders by utilizing additional financing alternatives for securing equipment.

“MYR Group’s three-pronged approach to capital allocation – including investing in organic growth, strategic acquisitions, and capital returns – has driven strong financial performance. Indeed, MYR Group has outperformed many of our peers with respect to fundamental return metrics such as Return on Assets, Return on Invested Capital, and Return on Equity. MYR Group has a strong balance sheet that enables us to support our core business, while at the same time, capitalize on internal and external growth opportunities in the current environment. We will continue to be disciplined with respect to the allocation of capital, and we are confident that we are taking the right steps to grow the Company and create greater shareholder value,” continued Mr. Koertner.

$75 Million Increase to the Share Repurchase Program

After considering a range of capital return options, the Board determined that the $75 million increase in the share repurchase program and additional provisions designed to accelerate the pace of the program is optimal as it provides a meaningful return of capital to shareholders, while at the same time preserving the Company’s financial flexibility and strength to grow.

Completion of the $142.5 million share repurchase program, which includes the new authorization and previously authorized $67.5 million repurchase program, will represent a significant reduction of MYR Group’s outstanding shares and be accretive to earnings per share. The Company has repurchased approximately 2.2 million shares under the program (approximately $50 million) since May 12, 2014, including approximately 374,000 shares (approximately $7.2 million) acquired since the beginning of the year.

Repurchases may be made from time to time by the Company’s broker in open market transactions in accordance with a trading plan established by the Company and federal securities laws. The Company intends to fund the repurchase program from cash on hand and through borrowing under its credit facility and any shares repurchased will be returned to unissued authorized shares. The Company has no obligation to repurchase shares under this program and may suspend or terminate the program at any time.

New Financing Strategies

In connection with the Company’s new financing strategies, MYR Group intends to enter into various alternative financing arrangements, including leasing to finance at least half of its future equipment and other asset additions. MYR Group expects these changes to better optimize the Company’s balance sheet and expects the increased free cash flow resulting from the new financing activities to be used to support the Company’s growth initiatives and share repurchase program.

Engine Capital

The MYR Group Board and management team are committed to serving the best interests of the Company and all MYR Group shareholders.

In an effort to avoid a costly and distracting proxy contest, members of the Board and management team have been in discussions with Engine Capital and offered to enter into an agreement with Engine Capital that included the addition of one of Engine Capital’s director nominees or one mutually agreed independent nominee should customary screening by the Board’s Nominating and Corporate Governance Committee determine that the Engine Capital nominees did not satisfy the criteria for service on the Board.

Engine Capital rejected the Board’s offer, demanding that the Company appoint two of Engine Capital’s nominees to the MYR Group Board and that the Company publicly announce a price discovery process for the potential sale of the Company. While the MYR Group Board does not believe that Engine Capital’s proposal, at this time, is in the best interest of the Company and MYR Group shareholders, the MYR Group Board remains open to reaching an agreement that serves the best interest of the Company and all MYR Group shareholders.

The MYR Group Board of Directors is open to all value creating opportunities. However, the Board believes that pursuing Engine Capital’s proposal could compromise the Board’s ability to deliver to shareholders the full value for their investment. The Board will continue to fulfill its fiduciary duties and to take all appropriate actions to serve and protect the interests of MYR Group and its shareholders.

Editor’s note: Peer and return metrics herein are consistent with those defined in the January 2016 investor presentation, as filed with the U.S. Securities and Exchange Commission. Peers include EMCOR Group, Inc. (EME), Quanta Services, Inc. (PWR), MasTec, Inc. (MTZ), Willbros Group, Inc. (WG).

About MYR Group Inc.

MYR Group is a leading specialty contractor serving the electrical infrastructure market throughout the United States and Canada, and has the experience and expertise to complete electrical installations of any type and size. MYR Group’s comprehensive services on electric transmission and distribution networks and substation facilities include design, engineering, procurement, construction, upgrade, maintenance and repair services. MYR Group’s transmission and distribution customers include investor-owned utilities, cooperatives, private developers, government-funded utilities, independent power producers, independent transmission companies, industrial facility owners and other contractors. MYR Group also provides commercial and industrial electrical contracting services to general contractors, commercial and industrial facility owners, local governments and developers generally throughout the western and northeastern United States. For more information, visit myrgroup.com.

Forward-Looking Statements

Various statements in this announcement, including those that express a belief, expectation, or intention, as well as those that are not statements of historical fact, are forward-looking statements. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenue, income, capital spending, segment improvements and investments. Forward-looking statements are generally accompanied by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “likely,” “unlikely,” “possible,” “potential,” “should” or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this announcement speak only as of the date of this announcement; we disclaim any obligation to update these statements (unless required by securities laws), and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Forward-looking statements in this press announcement should be evaluated together with the many uncertainties that affect MYR Group’s business, particularly those mentioned in the risk factors and cautionary statements in Item 1A of MYR Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and in any risk factors or cautionary statements contained in MYR Group’s Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Additional Information

MYR Group, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from MYR Group stockholders in connection with the matters to be considered at MYR Group's 2016 Annual Meeting.  MYR Group intends to file a proxy statement with the U.S. Securities and Exchange Commission (the "SEC") in connection with any such solicitation of proxies from MYR Group stockholders.  MYR GROUP STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of MYR Group's directors and executive officers in MYR Group securities is included in their SEC filings on Forms 3, 4 and 5. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with MYR Group's 2016 Annual Meeting. Information can also be found in MYR Group's Annual Report on Form 10-K for the year ended Dec. 31, 2014, filed with the SEC on March 11, 2015.  Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by MYR Group with the SEC for no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge at MYR Group's website at www.myrgroup.com or by writing to our Corporate Secretary, at MYR Group Inc., 1701 Golf Road, Suite 3-1012, Rolling Meadows, Illinois 60008-4210.

Contact

Investors:

Betty R. Johnson

Chief Financial Officer

847-290-1891

investorinfo@myrgroup.com

Tom Ball / John Ferguson

Morrow & Co., LLC

(203) 658-9400

Media:

Matt Sherman / Barrett Golden / Adam Pollack

Joele Frank, Wilkinson Brimmer Katcher, 212-355-4449